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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61776) pertaining to the AltaRex Corp. Stock Option Plan of our report dated February 12, 1999, with respect to the consolidated financial statements of AltaRex Corp. for the year ended December 31, 1998 included in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Chartered Accountants

Edmonton, Canada
June 22, 2001